                                                                  Exhibit 10(ii)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Statement of Additional Information included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued throught MetLife Investors USA Separate Account A of MetLife Investors USA Insurance Company (File No. 333-125757). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



        SUTHERLAND ASBILL & BRENNAN LLP
        /s/ W. Thomas Conner
        W. Thomas Conner

Washington, D.C.
September 15, 2005